Exhibit 4(b)

                          REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this "Agreement") dated as of April 1, 2002 by and among LIFEPOINT, INC., a corporation organized under the laws of the State of Delaware (the "Company"), and the undersigned (together with affiliates, the "Investors"). WHEREAS:

     A. In connection with the Securities Purchase Agreement of even date herewith by and among the Company and the Investors (the "Securities Purchase Agreement"), the Company has agreed, upon the terms and subject to the conditions contained therein, to issue and sell to the Investors (i) shares of its common stock, $.001 par value per share (the "Common Stock"), and (ii) warrants (the "Investor Warrants") to acquire shares (the "Warrant Shares") of the Common Stock;

     B. To induce the Investors to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, or any similar successor statute, (the "Securities Act"), the rules and regulations thereunder and applicable state securities laws;

 NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors hereby agree as follows:

         1.       DEFINITIONS.

              a. As used in this Agreement, the following terms shall have the following meanings:

               (i) "Investors" means the Investors and any transferees or assignees who agree to become bound by the provisions of this Agreement in accordance with Section 9 hereof.

               (ii) "Principal Investor" means any Investor which has purchased at least 200 Units pursuant to the Securities Purchase Agreement.

               (iii) "register," "registered," and "registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").

               (iv) "Registrable Securities" means the Shares and the Warrant Shares and any shares of capital stock issued or issuable, from time to time (with any adjustments), as a distribution on, or in exchange for, or otherwise with respect to, any of the foregoing.

               (v) "Registration Statement" means a registration statement of the Company under the Securities Act.

       (b) Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.

         2.       REGISTRATION.

            a. Mandatory Registration. The Company shall prepare, and, as soon as practicable, but not later than thirty (30) days after the Initial Closing Date (as defined in the Securities Purchase Agreement) (the "Filing Deadline"), shall file with the SEC, a Registration Statement on Form S-3 (or, if Form S-3 is not then available, on such form of Registration Statement as is then available) to effect a registration of all of the Registrable Securities issued at the Closing covering the resale of at least that number of shares of the Common Stock equal to 100% of the Registrable Securities issued at the Closing and (ii) upon exercise of the Warrants, calculated as of a mutually agreeable date within the five (5) trading days prior to the filing date for any Registration Statement. The Registration Statement filed hereunder, to the extent allowable under the Securities Act and the Rules promulgated thereunder (including Rule 416), shall state that the Registration Statement also covers such indeterminate number of additional shares of the Common Stock as may become issuable upon exercise of the Warrants to prevent dilution resulting from stock splits, stock dividends or similar transactions. The Registration Statement filed hereunder (and each amendment or supplement thereto and each request for acceleration of effectiveness thereof) shall be provided to (and subject to the approval of) the Investors and their counsel prior to its filing or other submission.

            b. Underwritten Offering. If any offering pursuant to the Registration Statement filed pursuant to Section 2(a) hereof involves an underwritten offering, the Principal Investor shall have the right to select one legal counsel to represent the Investors and an investment banker or bankers and manager or managers to administer the offering, which investment banker or bankers or manager or managers shall be reasonably satisfactory to the Company. Notwithstanding the foregoing, in the event the Principal Investor intends to request an underwritten offering, such Investor shall consult with the Company and discuss such offering with underwriters selected by the Company. In the event that any Investor elects not to participate in such underwritten offering, the Registration Statement covering all of the Registrable Securities shall contain appropriate plans of distribution reasonably satisfactory to the Investors participating in such underwritten offering and the Investors electing not to participate in such underwritten offering (including, without limitation, the ability of nonparticipating Investors to sell from time to time and at any time during the effectiveness of such Registration Statement). In the event the Company retains an underwriter and commences a public offering covering the offer and sale of shares of the Common Stock for the account of the Company after the date hereof, upon delivery by the Company of a notice to each of the Investors as to such commencement, the Investors shall suspend the closing of any underwritten offering under Section 2(a) hereof and any sales pursuant to a Registration Statement one time for a period not to exceed ninety (90) days.

            c. Payments by the Company. The Company shall use its best efforts to cause the Registration Statement required to be filed pursuant to Section 2(a) hereof to become effective as soon as practicable, but in no event later than the one hundred twentieth (120th) day following the Initial Closing Date. If (i) the Registration Statement required to be filed pursuant to Section 2(a) hereof is not so filed or (ii) a Registration Statement required to be filed by the Company is not declared effective by the SEC on or before the one hundred twentieth (120th) day following the Closing Deadline (the "Registration Deadline"), (each event described in clauses (i) and (ii) above is collectively referred to herein as a "Registration Default"), then the Company will issue Common Stock purchase warrants (the "Compensatory Warrants") to the Investors in such amounts and at such times as shall be determined pursuant to this Section 2(c) as relief for the damages to the Investors by reason of any such delay in, or reduction of, their ability to sell the Registrable Securities (which remedy shall be exclusive of any other remedies available at law or in equity). Notwithstanding the foregoing, the Company shall not be liable for any issuance under this Section 2(c) if the occurrence or continuation of a Registration Default is due to an underwriter after a request by the Principal Investor for an underwritten offering. The Company shall issue to each Investor a Compensatory Warrant to purchase four (4%) percent of the Shares purchased by the Investor for each thirty (30)-day period (A) after the Filing Deadline and until the Registration Statement required to be filed pursuant to Section 2(a) hereof has been filed and (B) after the Registration Deadline and until the Registration Statement has been declared effective; provided, however, that there shall be excluded from each such period any delays which are solely attributable to changes (other than corrections of Company mistakes with respect to information previously provided by the Investors) required by the Investors in the Registration Statement with respect to information relating to the Investors, including, without limitation, changes to the plan of distribution. Except for the number of shares subject thereto, each Compensatory Warrant shall have the same terms and conditions as the Warrants. The Company shall issue the Compensatory Warrants within five (5) business days after the obligation therefor arises. Any shares of the Common Stock issuable upon exercise of a Compensatory Warrant shall be Registrable Securities; provided, however, if it is too late to include the shares of the Common Stock underlying the Compensatory Warrants in the Registration Statement filed pursuant to Section 2(a) hereof, or if the SEC Staff prohibits such inclusion, these shares shall be registered pursuant to Section 2(d) hereof.

            d. Piggy-Back Registrations. If, at any time prior to the expiration of the Registration Period (as hereinafter defined), the Company shall determine to file with the SEC a Registration Statement relating to an offering for its own account and/or for the account of others under the Securities Act of any of its equity securities (other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans), the Company shall send to each Investor who is entitled to registration rights under this Section 2(d) written notice of such determination and, if within fifteen (15) days after the date of such notice, such Investor shall so request in writing, the Company shall include in such Registration Statement all or any part of the Registrable Securities such Investor requests to be registered, except that if, in connection with any underwritten public offering, the managing underwriter thereof shall impose a limitation on the number of shares of the Common Stock which may be included in the Registration Statement because, in such underwriter's judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which such Investor has requested inclusion hereunder as the underwriter shall permit. Any exclusion of Registrable Securities shall be made pro rata among the Investors seeking to include Registrable Securities, in proportion to the number of Registrable Securities sought to be included by such Investors; provided, however, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not entitled to inclusion of such securities in such Registration Statement or are not entitled to pro rata inclusion with the Registrable Securities; and provided, further, however, that, after giving effect to the immediately preceding proviso, any exclusion of Registrable Securities shall be made pro rata with holders of other securities having the right to include such securities in the Registration Statement other than holders of securities entitled to inclusion of their securities in such Registration Statement by reason of demand registration rights. No right to registration of Registrable Securities under this Section 2(d) shall be construed to limit any registration required under Section 2(a) hereof. If an offering in connection with which an Investor is entitled to registration under this Section 2(d) is an underwritten offering, then each Investor whose Registrable Securities are included in such Registration Statement shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of the Common Stock included in such underwritten offering. This Section 2(d) shall not be applicable any amendment to the Company's Registration Statements on Form S-3, File Nos. 333-65536 and 333-74172, or the Registration Statement or Statements which the Company is obligated to file currently with respect to the escrowed shares of the Common Stock issued or issuable in connection with the Company's private placement of June and September 2001.

         3.       OBLIGATIONS OF THE COMPANY.

In connection with the registration of the Registrable Securities, the Company shall have the following obligations:

            a. The Company shall prepare and file with the SEC the Registration Statement required by Section 2(a) hereof with respect to Registrable Securities and use its best efforts to have such Registration Statement become effective as soon as practicable after such filing, and keep such Registration Statement effective pursuant to Rule 415 at all times until such date as is the earlier of
(i) the date on which all of the Registrable Securities have been sold and (ii) two (2) years from the effective date of the Registration Statement (the "Registration Period"). The Registration Statement (including any amendments or supplements thereto and prospectuses contained therein and all documents incorporated by reference therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading.

            b. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statements filed pursuant to Sections 2(a) and 2(d) hereof and the prospectuses used in connection with the Registration Statements as may be necessary to keep the Registration Statements effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statements.

            c. The Company shall furnish to each Investor whose Registrable Securities are included in the Registration Statements and the Investors' legal counsel as designated in Section 3(h)(i) hereof promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, (i) one copy of the Registration Statement and any amendment thereto, the preliminary prospectus and prospectus and each amendment or supplement thereto; (ii) within three (3) days after the date of effectiveness of a Registration Statement or any amendment thereto, a notice stating that such Registration Statement or amendment has been declared effective, and (iii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor. The Company shall fully and adequately respond to any comments received from the SEC or the Staff of the SEC relating to the Registration Statement as soon as reasonably practicable after the receipt by the Company of such comments.

            d. If the Company is not exempt because its Common Stock is not registered on a national securities exchange, the Company shall use its commercially reasonable best efforts to (i)register and qualify the Registrable Securities covered by the Registration Statements under such securities or "blue sky" laws of such jurisdictions in the United States as each Investor who holds Registrable Securities being offered reasonably requests, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (a) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (b) subject itself to general taxation in any such jurisdiction, (c) file a general consent to service of process in any such jurisdiction, (d) provide any undertakings that cause the Company undue expense or burden, or (e) make any change in its Certificate of Incorporation or By Laws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders.

            e. In the event the Principal Investor selects an underwriter or underwriters for the offering and the Company does not reasonably object to such underwriter or underwriters, the Company shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the underwriter or underwriters of such offering.

            f. As promptly as practicable after becoming aware of such event, the Company shall notify each Investor of the happening of any event, of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and use its commercially reasonable best efforts promptly to prepare a supplement to the prospectus or an amendment to the Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Investor as such Investor may reasonably request.

            g. The Company shall use its commercially reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest practicable moment (including in each case by amending such Registration Statement or supplementing the prospectus) and to notify each Investor who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriter or underwriters) of the issuance of such order and the resolution thereof (and if such Registration Statement is amended or the prospectus supplemented, deliver such number of copies of such supplement or amendment to each Investor as such Investor may reasonably request).

            h. The Company shall permit a single firm of counsel designated by the Principal Investor to review each Registration Statement and all amendments and supplements thereto a reasonable period of time prior to its filing with the SEC, and not file any document in a form to which such counsel reasonably objects and will not request acceleration of the effectiveness of any Registration Statement without prior notice to such counsel. To facilitate such review, the Company shall furnish such counsel with copies of written communications to and from the Staff of the SEC other than those relating to the Company's request for confidential treatment.

            i. The Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a twelve
(12)-month period beginning not later than the first (1st) day of the Company's fiscal quarter next following the effective date of the Registration Statement.

            j. At the request of Principal Investor, the Company shall furnish, on the date of effectiveness of each Registration Statement (i) an opinion, dated as of such date, from counsel representing the Company addressed to the Investors and in form, scope and substance as is customarily given in an underwritten public offering and (ii) in the case of an underwriting, a letter, dated such date, from the Company's independent certified public accountants, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriter or underwriters and the Investors.

            k. The Company shall make available for inspection by (i) any Investor, (ii)any underwriter participating in any disposition pursuant to a Registration Statement, (iii)one firm of attorneys and one firm of accountants or other agents retained by the Principal Investor, and (iv)one firm of attorneys retained by all such underwriters (collectively, the "Inspectors") all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably deemed necessary by each Inspector to enable each Inspector to exercise its due diligence responsibility, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence; provided, however, that each Inspector shall hold in confidence and shall not make any disclosure (except to an Investor) of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless
(a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (b) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into confidentiality agreements (in form and substance satisfactory to the Company) with the Company with respect thereto. Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein shall be deemed to limit the Investors' ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

            l. The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) the disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement, or (v) such Investor consents to the form and content of any such disclosure. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Investor prior to making such disclosure, and allow the Investor, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

            m. The Company shall use its best efforts to promptly either (i) cause all of the Registrable Securities covered by the Registration Statement to be listed on the SmallCap, AMEX, NNM or the NYSE or another national securities exchange and on each additional national securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) secure the designation and quotation of all of the Registrable Securities covered by the Registration Statement on the AMEX.

            n. The Company currently has a transfer agent and registrar, which is a single entity, and shall keep a transfer agent and registrar for as long as any Investor owns Registrable Securities.

            o. The Company shall cooperate with the Investors who hold Registrable Securities being offered and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends other than a prospectus delivery requirement legend) representing Registrable Securities to be offered pursuant to the Registration Statements and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or the Investors may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or the Investors may request, and, within five (5) business days after a Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel to the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) an opinion of such counsel in the form attached hereto as Exhibit 1.

            p. At the request of any Investor, the Company shall prepare and file with the SEC such amendments (including post-effective amendments) to a Registration Statement and supplements to the prospectus used in connection with such Registration Statement as may be necessary in order to change the plan of distribution set forth in such Registration Statement.

            q. The Company shall comply with all applicable laws related to a Registration Statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including, without limitation, the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated by the SEC).

            r. The Company shall take all such other actions as any Investor may reasonably request in order to expedite or facilitate the disposition of the Registrable Securities.

         4.       OBLIGATIONS OF THE INVESTORS.

In connection with the registration of the Registrable Securities, the Investors shall have the following obligations:

            a. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities and other securities of the Company held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five (5) business days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Investor of the information the Company requires from each such Investor and such Investor shall respond to the Company within three (3) business days after receipt of such notification.

            b. Each Investor, by such Investor's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from such Registration Statement.

            c. In the event the Principal Investor determines to engage the services of an underwriter, each Investor agrees to enter into and perform such Investor's obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities, unless such Investor has notified the Company in writing of such Investor's election not to participate in such underwritten distribution.

            d. Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 3(f) or 3(g) hereof, such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Sections 3(f) or 3(g) and, if so directed by the Company, such Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Investor's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

            e. No Investor may participate in any underwritten distribution hereunder unless such Investor (i) agrees to sell such Investor's Registrable Securities on the basis provided in any underwriting arrangements in usual and customary form entered into by the Company, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions and any expenses in excess of those payable by the Company pursuant to Section 5 below.

         5.       EXPENSES OF REGISTRATION.

All reasonable expenses, other than underwriting discounts and commissions and costs of counsel to Investors, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3 hereof, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, the fees and disbursements of counsel for the Company shall be borne by the Company. In addition, the Company shall pay all of the Investors' costs and expenses (including reasonable legal fees) incurred in connection with the enforcement of the rights of the Investors hereunder.

         6.       INDEMNIFICATION.

In the event any Registrable Securities are included in a Registration Statement under this Agreement:

            a. To the extent permitted by law, the Company will indemnify, hold harmless and defend (i) each Investor who holds or sells such Registrable Securities, and (ii) the directors, officers, partners, members, employees, agents and each person who controls any Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, if any, and underwriters for Investors and such underwriters' directors, officers, partners, members, employees, agents and each person who controls any such underwriter within the meaning of Section 15 of the Exchange Act (each, an "Indemnified Person"), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, "Claims") to which any of them may become subject insofar as such Claims arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any filing made in connection with qualification under state securities laws or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other applicable securities law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities or (iv) any material breach of this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, "Violations"). Subject to the restrictions set forth in Section 6(c) hereof with respect to the number of legal counsel, the Company shall reimburse the Investors and each other Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable out of pocket expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this
Section 6(a): (i) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person expressly for use in the Registration Statement or any such amendment thereof or supplement thereto; (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld; and (iii) with respect to any preliminary prospectus, shall not inure to the benefit of any Indemnified Person if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, if such corrected prospectus was timely made available by the Company pursuant to Section 3(c) hereof, and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a Violation and such Indemnified Person, notwithstanding such advice, used it. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9 hereof or the sale of the Registrable Securities pursuant to the Registration Statement.

            b. In connection with any Registration Statement in which an Investor is participating, each such Investor agrees severally and not jointly to indemnify, hold harmless and defend, to the same extent and in the same manner set forth in Section 6(a) hereof, the Company, each of its directors, each of its officers who signs the Registration Statement, its employees, agents and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively and together with an Indemnified Person, an "Indemnified Party"), against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and subject to Section 6(c) hereof such Investor will reimburse any legal or other out of pocket expenses (promptly as such expenses are incurred and are due and payable) reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld; provided, further, however, that any Investor shall be liable under this Agreement (including this Section 6(b) and Section 7 hereof) for only that amount as does not exceed the net proceeds actually received by such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by any Investor pursuant to Section 9 hereof. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, and the Indemnified Party failed to utilize such corrected prospectus.

            c. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that such indemnifying party shall not be entitled to assume such defense and an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential conflicts of interest between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding or the actual or potential defendants in, or targets of, any such action include both the Indemnified Person or the Indemnified Party and the indemnifying party and any such Indemnified Person or Indemnified Party reasonably determines that there may be legal defenses available to such Indemnified Person or Indemnified Party which are different from or in addition to those available to such indemnifying party. The indemnifying party shall pay for only one separate legal counsel for the Indemnified Persons or the Indemnified Parties, as applicable, and such legal counsel shall be selected by Investors holding a majority-in-interest of the Registrable Securities included in the Registration Statement to which the Claim relates if the Investors are entitled to indemnification hereunder, or by the Company, if the Company is entitled to indemnification hereunder, as applicable. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is actually prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable. 7. CONTRIBUTION.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6, (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation, and (iii) contribution (together with any indemnification or other obligations under this Agreement) by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities pursuant to the Registration Statement.

         8.       REPORTS UNDER THE EXCHANGE ACT.

With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

            a. file with the SEC in a timely manner and make and keep available all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company's obligations under Section 4(c) of the Securities Purchase Agreement) and the filing and availability of such reports and other documents is required for the applicable provisions of Rule 144; and

            b. furnish to each Investor so long as such Investor owns Warrants or Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) to the extent not available on the SEC's EDGAR system, a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities under Rule 144 without registration.

         9.       ASSIGNMENT OF REGISTRATION RIGHTS.

         The rights of the Investors hereunder, including the right to have the Company register Registrable Securities pursuant to this Agreement, shall be automatically assignable by each Investor to any transferee of all or any portion of the shares of the Shares or the Warrants if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company after such assignment, (ii) the Company is furnished with written notice of (a) the name and address of such transferee or assignee and (b) the securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, (iv) the transferee or assignee agrees in writing for the benefit of the Company to be bound by all of the provisions contained herein, and (v) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement.

         10.      AMENDMENT OF REGISTRATION RIGHTS

Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with written consent of the Company and Investors who hold a majority in interest of the Registrable Securities; provided, however, that no amendment hereto which restricts the ability of an Investor to elect not to participate in an underwritten offering shall be effective against any Investor which does not consent in writing to such amendment; provided, further, however, that no consideration shall be paid to an Investor by the Company in connection with an amendment hereto unless each Investor similarly affected by such amendment receives a pro-rata amount of consideration from the Company. Unless an Investor otherwise agrees, each amendment hereto must similarly affect each Investor. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company.

         11.      MISCELLANEOUS.

            a. A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities or the Warrants relating to such Registrable Securities, as the case may be. If the Company receives conflicting instructions, notices or elections from two (2) or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

            b. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective upon receipt or refusal of receipt, if delivered personally or by courier or confirmed telecopy, in each case addressed to a party. The addresses for such communications shall be:




                  If to the Company:

                           LifePoint, Inc.
                           1205 South Dupont Street
                           Ontario, CA 91761
                           Telephone:(909) 418-3000
                           Fax:(909) 418-3003
                           Attn:Linda M. Masterson, Chief Executive Officer

                   with a copy to:

                            Wachtel & Masyr, LLP
                            110 East 59th Street, 27th Floor
                            New York, New York10022
                            Telephone:(212) 909-9602
                            Fax:(212) 909-9455
                            Attn:Robert W. Berend, Esq.

and if to any Investor, at such address as such shall have provided in writing to the Company, or at such other address as each such party furnishes by notice given in accordance with this Section 11(b).

            c. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

            d. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware without regard to principles of choice of law or conflicts of law that would defer to the substantive law of another jurisdiction. The Company irrevocably consents to the jurisdiction of the United States federal courts and the state courts located in the County and State of New York in any suit or proceeding based on or arising under this Agreement and irrevocably agrees that all claims in respect of such suit or proceeding shall be determined exclusively in such courts. The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding, provided that the Company may seek to remove the suit or proceeding from the state court to the federal court or vice verse. The Company further agrees that service of process upon the Company mailed by first class mail shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the Investors' right to serve process in any other manner permitted by law. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

            e. This Agreement, the Securities Purchase Agreement (including all schedules and exhibits thereto) and the Warrants constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. This Agreement, the Securities Purchase Agreement and the Warrants supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

            f. Subject to the requirements of Section 9 hereof, this Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of each of the parties hereto.

            g. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            h. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

            i. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

            j. All consents, approvals and other determinations to be made by the Investors pursuant to this Agreement shall be made by the Investors holding a majority in interest of the Registrable Securities (determined as if all Warrants then outstanding had been exercised for Registrable Securities) held by all Investors.

            k. The Company and the Principal Investor have participated in the negotiation and drafting of this Agreement. As such, the language used herein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party to this Agreement.

            l. For purposes of this Agreement, the term "business day" means any day other than a Saturday or Sunday or a day on which the SEC is closed.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.



LIFEPOINT, INC.


By:             /S/ Linda H. Masterson
Name:               Linda H. Masterson
Its:                CEO and President

SIGNATURES OF INVESTORS:

                                                                    EXHIBIT 1 to
                                                                    Registration
                                                                Rights Agreement


                                                                [Date]
[Name and address
of transfer agent]


                           RE:      LIFEPOINT, INC.

Ladies and Gentlemen:

We are counsel to LIFEPOINT, INC., a corporation organized under the laws of the State of Delaware (the "Company"), and we understand that [Name of Investor] (the "Holder") has purchased from the Company (i) shares of the Company's common stock, no par value per share (the "Common Stock"), and (ii) warrants (the "Warrants") to acquire shares of Common Stock. Pursuant to a Registration Rights Agreement, dated as of March 11, 2002, by and among the Company and the signatories thereto (the "Registration Rights Agreement"), the Company agreed with the Holder, among other things, to register the Registrable Securities (as that term is defined in the Registration Rights Agreement) under the Securities Act of 1933, as amended (the "Securities Act"), upon the terms provided in the Registration Rights Agreement. In connection with the Company's obligations under the Registration Rights Agreement, on ____________, 2002, the Company filed a Registration Statement on Form S-___ (File No. 333- _____________) (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") relating to the Registrable Securities, which names the Holder as a selling stockholder thereunder. The Registration Statement was declared effective by the SEC on _____________, 2002. [Other customary introductory and scope of examination language to be inserted] Based on the foregoing, we are of the opinion that the resale of the Registrable Securities has been registered under the Securities Act.
                   [Other customary language to be included.]


                                                              Very truly yours,


cc:       [Name of Investor]